Exhibit 10.1
EXECUTION VERSION

AMENDMENT NO. 10
(Ares Capital JB Funding LLC)

THIS AMENDMENT NO. 10, dated as of March 28, 2024 (this “Amendment”), is entered into by and among Ares Capital JB Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Ares Capital Corporation, as the servicer (together with its successors and assigns in such capacity, the “Servicer”) and as the transferor (together with its successors and assigns in such capacity, the “Transferor”), Sumitomo Mitsui Banking Corporation (“SMBC”), as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as a lender (together with its successors and assigns in such capacity, a “Lender”), Citizens Bank, N.A. (“Citizens Bank”), as a lender (together with its successors and assigns in such capacity, a “Lender”), Sumitomo Mitsui Trust Bank, Limited, New York Branch (“SuMi Trust”), as a lender (together with its successors and assigns in such capacity, a “Lender” and, together with SMBC and Citizens Bank, the “Lenders”), SMBC, as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”), and U.S. Bank National Association, as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”) and as the Bank (together with its successors and assigns in such capacity, the “Bank”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Loan and Servicing Agreement (as defined below).

R E C I T A L S

WHEREAS, the above-named parties have entered into the Loan and Servicing Agreement dated as of January 20, 2012 (such agreement as amended on September 14, 2012 by Omnibus Amendment No. 1, as amended on December 20, 2013 by Omnibus Amendment No. 2, as amended on June 30, 2015 by Omnibus Amendment No. 3, as amended by Omnibus Amendment No. 4 on August 24, 2017, as amended by Omnibus Amendment No. 5 on September 12, 2018, as amended by Omnibus Amendment No. 6 on September 10, 2019, as amended by Omnibus Amendment No. 7 on December 31, 2019, as amended by Amendment No. 8 on May 28, 2021, as amended by Amendment No. 9 on April 28, 2023 and as may be further amended, modified, supplemented or restated from time to time, the “Loan and Servicing Agreement”);

WHEREAS, pursuant to and in accordance with Section 11.01 of the Loan and Servicing Agreement, the parties hereto desire to amend the Loan and Servicing Agreement in certain respects as provided herein;

WHEREAS, all required consents and approvals of the parties hereto to the execution, delivery and performance of this Amendment have been obtained;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
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SECTION 1. AMENDMENTS.

(a) The Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Exhibit A hereto.

SECTION 2. LOAN AND SERVICING AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Loan and Servicing Agreement are hereby ratified and shall remain in full force and effect. After this Amendment becomes effective, all references to the Loan and Servicing Agreement and corresponding references thereto or therein such as “hereof,” “herein,” or words of similar effect referring to the Loan and Servicing Agreement shall be deemed to mean the Loan and Servicing Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement other than as expressly set forth herein, and shall not constitute a novation of the Loan and Servicing Agreement.

SECTION 3. REPRESENTATIONS.

Each of the Borrower, the Transferor and the Servicer, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) the execution, delivery and performance by it of this Amendment and the Loan and Servicing Agreement, as amended hereby, are within its powers, have been duly authorized, and do not contravene (A) its corporate charter/certificate of incorporation, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Loan and Servicing Agreement, as amended hereby, by or against it;

(iv) this Amendment has been duly executed and delivered by it;

(v) each of this Amendment and the Loan and Servicing Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi) no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred and is continuing and the execution of this Amendment by the parties hereto will not result in the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event.

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SECTION 4. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon: (i) payment of the outstanding fees and disbursements of the Lenders; (ii) delivery of executed signature pages by all parties hereto to the Administrative Agent; (iii) delivery of opinions of counsel for the Borrower, the Servicer and the Transferor to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, with respect to such matters as the Administrative Agent may reasonably request; and (iv) payment by Borrower of all legal fees and expenses of counsel to Administrative Agent relating to this Amendment and the related documents.

SECTION 5. [RESERVED]

SECTION 6. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Loan and Servicing Agreement.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment and the Loan and Servicing Agreement contain the final and complete integration of all prior expressions by the parties hereto only with respect to the matters expressly set forth herein and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. There are no unwritten oral agreements among the parties with respect to the matters set forth herein.

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(g) The provisions of Sections 11.08 and 11.09 of the Loan and Servicing Agreement are each incorporated by reference herein mutatis mutandis.

(h) The Administrative Agent and the Lenders hereby authorize, direct and consent to the execution of this Amendment by the Collateral Agent, the Collateral Custodian and the Bank.

(i) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:		ARES CAPITAL JB FUNDING LLC,
as the Borrower

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Chief Financial Officer and Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Amendment No. 10 to LSA
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THE SERVICER:		ARES CAPITAL CORPORATION,
as the Servicer

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Chief Financial Officer, Treasurer and Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Amendment No. 10 to LSA
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THE TRANSFEROR:		ARES CAPITAL CORPORATION,
as the Transferor

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Chief Financial Officer, Treasurer and Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Amendment No. 10 to LSA
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THE ADMINISTRATIVE AGENT:	SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent

	By:	/s/ Jason Hare
	Name:	Jason Hare
	Title:	Managing Director

LENDER:	SUMITOMO MITSUI BANKING CORPORATION, as a Lender

	By:	/s/ Jason Hare
	Name:	Jason Hare
	Title:	Managing Director

THE COLLATERAL AGENT:	SUMITOMO MITSUI BANKING CORPORATION, not in its individual capacity but solely as the Collateral Agent

	By:	/s/ Jason Hare
	Name:	Jason Hare
	Title:	Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Amendment No. 10 to LSA
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LENDER:	CITIZENS BANK, N.A., as a Lender

	By:	/s/ Kevin Kelly
	Name:	Kevin Kelly
	Title:	Managing Director

Amendment No. 10 to LSA
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LENDER:	SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH, as a Lender

	By:	/s/ Shuichi Kiyanagi
	Name:	Shuichi Kiyanagi
	Title:	Head of Department

Amendment No. 10 to LSA
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THE COLLATERAL CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Collateral Custodian

	By:	/s/ Ralph J. Cresaia, Jr.
	Name:	Ralph J. Cresaia, Jr.
	Title:	Senior Vice President

THE BANK:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Bank

	By:	/s/ Ralph J. Cresaia, Jr.
	Name:	Ralph J. Cresaia, Jr.
	Title:	Senior Vice President

Amendment No. 10 to LSA
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Exhibit A

CHANGED PAGES TO THE LOAN AND SERVICING AGREEMENT

(See attached)

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~~EXECUTION VERSION~~EXECUTION VERSION
    Conformed through Omnibus Amendment No. ~~9~~10

Up to U.S. $1,000,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 20, 2012

By and Among

ARES CAPITAL JB FUNDING LLC,
as the Borrower

and

ARES CAPITAL CORPORATION,
as the Servicer and as the Transferor

and

SUMITOMO MITSUI BANKING CORPORATION,
as the Administrative Agent and as the Collateral Agent

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

U.S. BANK NATIONAL ASSOCIATION,
as the Collateral Custodian and as the Bank

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(continued)

ARTICLE IV. REPRESENTATIONS AND WARRANTIES	89
SECTION 4.01 Representations and Warranties of the Borrower	89
SECTION 4.02 Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio	~~98~~99
SECTION 4.03 Representations and Warranties of the Servicer	99
SECTION 4.04 Representations and Warranties of the Collateral Agent	~~103~~104
SECTION 4.05 Representations and Warranties of the Lender	~~104~~105
SECTION 4.06 Representations and Warranties of the Collateral Custodian	~~104~~105

ARTICLE V. GENERAL COVENANTS	~~105~~106
SECTION 5.01 Affirmative Covenants of the Borrower	~~105~~106
SECTION 5.02 Negative Covenants of the Borrower	112
SECTION 5.03 Affirmative Covenants of the Servicer	116
SECTION 5.04 Negative Covenants of the Servicer	121
SECTION 5.05 Affirmative Covenants of the Collateral Agent	~~122~~123
SECTION 5.06 Negative Covenants of the Collateral Agent	~~122~~123
SECTION 5.07 Affirmative Covenants of the Collateral Custodian	~~122~~123
SECTION 5.08 Negative Covenants of the Collateral Custodian	123

ARTICLE VI. ADMINISTRATION AND SERVICING OF CONTRACTS	~~123~~124
SECTION 6.01 Appointment and Designation of the Servicer	~~123~~124
SECTION 6.02 Duties of the Servicer	~~125~~126
SECTION 6.03 Authorization of the Servicer	128
SECTION 6.04 Collection of Payments; Accounts	~~128~~129
SECTION 6.05 Realization Upon Loan Assets	~~130~~131
SECTION 6.06 Servicing Compensation	131
SECTION 6.07 Payment of Certain Expenses by Servicer	131
SECTION 6.08 Reports to the Administrative Agent; Account Statements; Servicing Information	~~131~~132
SECTION 6.09 Annual Statement as to Compliance	~~133~~134
SECTION 6.10 Annual Independent Public Accountant’s Servicing Reports	134
SECTION 6.11 The Servicer Not to Resign	134
SECTION 6.12 Required Sale Date	~~134~~135
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(continued)
Page

ARTICLE VII. EVENTS OF DEFAULT	~~134~~135
SECTION 7.01 Events of Default	~~134~~135
SECTION 7.02 Additional Remedies of the Administrative Agent	138

ARTICLE VIII. INDEMNIFICATION	~~141~~142
SECTION 8.01 Indemnities by the Borrower	~~141~~142
SECTION 8.02 Indemnities by Servicer	~~144~~145
SECTION 8.03 Legal Proceedings	~~146~~147
SECTION 8.04 After-Tax Basis	~~147~~148

ARTICLE IX. THE ADMINISTRATIVE AGENT	~~147~~148
SECTION 9.01 The Administrative Agent	~~147~~148
SECTION 9.02 Erroneous Payments	~~151~~152

ARTICLE X. COLLATERAL AGENT	~~152~~153
SECTION 10.01 Designation of Collateral Agent	~~152~~153
SECTION 10.02 Duties of Collateral Agent	153
SECTION 10.03 Merger or Consolidation	~~155~~156
SECTION 10.04 Collateral Agent Compensation	~~155~~156
SECTION 10.05 Collateral Agent Removal	~~155~~156
SECTION 10.06 Limitation on Liability	156
SECTION 10.07 Collateral Agent Resignation	~~157~~158

ARTICLE XI. MISCELLANEOUS	~~157~~158
SECTION 11.01 Amendments and Waivers	~~157~~158
SECTION 11.02 Notices, Etc	160
SECTION 11.03 No Waiver; Remedies	~~163~~164
SECTION 11.04 Binding Effect; Assignability; Multiple Lenders	~~163~~164
SECTION 11.05 Term of This Agreement	~~164~~165
SECTION 11.06 GOVERNING LAW; JURY WAIVER	165
SECTION 11.07 USA PATRIOT Act	~~165~~166

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(continued)
Page

SECTION 11.08 Costs, Expenses and Taxes	~~165~~166
SECTION 11.09 No Proceedings	~~166~~167
SECTION 11.10 Recourse Against Certain Parties	~~166~~167
SECTION 11.11 Execution in Counterparts; Severability; Integration	~~167~~168
SECTION 11.12 Consent to Jurisdiction; Service of Process	~~168~~169
SECTION 11.13 Characterization of Conveyances Pursuant to the Purchase and Sale Agreement	~~168~~169
SECTION 11.14 Confidentiality	~~169~~170
SECTION 11.15 Non-Confidentiality of Tax Treatment	171
SECTION 11.16 Waiver of Set Off	~~171~~172
SECTION 11.17 Headings and Exhibits	~~171~~172
SECTION 11.18 Breaches of Representations, Warranties and Covenants	~~171~~172
SECTION 11.19 Delivery of Termination Statements, Releases, etc	~~171~~172

ARTICLE XII. COLLATERAL CUSTODIAN	172
SECTION 12.01 Designation of Collateral Custodian	~~172~~173
SECTION 12.02 Duties of Collateral Custodian	~~172~~173
SECTION 12.03 Merger or Consolidation	~~175~~176
SECTION 12.04 Collateral Custodian Compensation	~~175~~176
SECTION 12.05 Collateral Custodian Removal	~~176~~177
SECTION 12.06 Limitation on Liability	~~176~~177
SECTION 12.07 Collateral Custodian Resignation	~~178~~179
SECTION 12.08 Release of Documents	~~178~~179
SECTION 12.09 Return of Required Loan Documents	~~179~~180
SECTION 12.10 Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer	~~180~~181
SECTION 12.11 Custodian as Agent of Collateral Agent	~~180~~181

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LIST OF SCHEDULES AND EXHIBITS
ANNEXES

ANNEX A	Commitments

SCHEDULES

SCHEDULE I	Conditions Precedent Documents
SCHEDULE II	Prior Names, Tradenames, Fictitious Names and “Doing Business As” Names
SCHEDULE III	Eligibility Criteria
SCHEDULE IV	Agreed-Upon Procedures For Independent Public Accountants
SCHEDULE V	Loan Asset Schedule
SCHEDULE VI	Advance Funding Account – Wire Instructions
SCHEDULE VII	GICS Industry Classifications

EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Disbursement Request
EXHIBIT D	Form of Joinder Supplement
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT G	Form of Notice of Reduction (Reduction of Maximum Facility Amount)
EXHIBIT H	Form of Variable Funding Note
EXHIBIT I	Form of Notice and Request for Consent
EXHIBIT J	Form of Servicing Report
EXHIBIT K	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT L	Form of Release of Required Loan Documents
EXHIBIT M	Form of Assignment and Acceptance
EXHIBIT N	Form of Power of Attorney for Servicer
EXHIBIT O	Form of Power of Attorney for Borrower
EXHIBIT P	Form of Servicer’s Certificate (Loan Asset Register)
EXHIBIT Q	Form of Conversion Notice

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This LOAN AND SERVICING AGREEMENT is made as of January 20, 2012, by and among:
(1)ARES CAPITAL JB FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);
(2)ARES CAPITAL CORPORATION, a Maryland corporation, as the Servicer (as defined herein) and as the Transferor (as defined herein);
(3)SUMITOMO MITSUI BANKING CORPORATION, a Japanese banking corporation, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”);
(4)THE LENDERS FROM TIME TO TIME PARTY HERETO (individually or collectively, as the context may require, “Lender”); and
(5) U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as the Bank (as defined herein) and as the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).
PRELIMINARY STATEMENTS
WHEREAS, the Lender has agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Borrowing Base;
WHEREAS, the proceeds of the Advances will be used (a) to finance the Borrower’s purchase, on a “true sale” basis, of Eligible Loan Assets from the Transferor pursuant to the Purchase and Sale Agreement, with such Eligible Loan Assets to be approved by the Administrative Agent, (b) to fund the Unfunded Exposure Account and (c) to distribute such proceeds to the Borrower’s parent.
NOW THEREFORE, based upon the foregoing Preliminary Statements, the parties agree as follows:
ARTICLE I.
DEFINITIONS
SECTION 1.01 Certain Defined Terms.
(a)Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.
(b)As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the

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any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason.
“Affected Party” has the meaning assigned to that term in Section 2.10.
“Affiliate” when used with respect to a Person, means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote 20% or more of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that for purposes of determining whether any Loan Asset is an Eligible Loan Asset or for purposes of Section 5.01(b)(xix), the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor; provided further that, for the purposes of Section 2.07(b), Section 2.07(g), Section 4.01(ii), Section 4.03(q), Section 5.01(p) and Section 5.03(j) of this Agreement, as well as Section 4.1(ii), Section 5.2(j)(v) and Section 5.2(o) of the Purchase and Sale Agreement, the term “Affiliate” shall not include any Excluded Affiliate.

“Agented Note” means any Loan Asset (a) originated as a part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such Loan Asset) prior to such Loan Asset becoming part of the Collateral Portfolio and (b) with respect to which, upon an assignment of the note under the Purchase and Sale Agreement to the Borrower, the Borrower, as assignee of the note, will have all of the rights but none of the obligations of the Transferor with respect to such note and the Underlying Collateral.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Loan and Servicing Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter.

“Amendment No. ~~9~~10” means Amendment No. ~~9~~10 to this Agreement, dated as of the ~~Ninth~~Tenth Amendment Effective Date, by and among the Borrower, the Servicer, the Transferor, the Administrative Agent, each Lender party hereto, the Collateral Agent, the Bank and the Collateral Custodian.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority which are applicable to such Person (including, without limitation, predatory lending laws, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and

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applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage” means the following for each Eligible Loan Asset:

(a)which is a First Lien Loan Asset, 65%;

(b)which is a First Lien Last Out Loan Asset, 55%; and

(c)which is a Second Lien Loan Asset, 35%;

“Applicable Spread” means as of any date of determination, (a) with respect to any rate based on the Benchmark or One Day Advance Benchmark, ~~(i) if the Average Advances Outstanding are greater than 50% of the Aggregate Commitments, 1.75% per annum and (ii) if Average Advances Outstanding are less than or equal to 50% of the Aggregate Commitments, 2.00~~2.50% per annum and (b) with respect to any rate based on the Base Rate, ~~(i) if Average Advances Outstanding are greater than 50% of the Aggregate Commitments, 0.75% per annum and (ii) if Average Advances Outstanding are less than or equal to 50% of the Aggregate Commitments, 1.00% per~~1.50% per annum; provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be 4.00% per annum.

“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Administrative Agent, in its sole discretion, of the conveyance of such Eligible Loan Asset by the Transferor to the Borrower pursuant to the terms of the Purchase and Sale Agreement and the Loan Assignment by which the Transferor effects such conveyance.

“Approved Valuation Firm” shall mean (a) each of (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp. and (iv) Valuation Research Corporation, and (b) any other nationally recognized valuation firm approved by each of the Borrower and the Administrative Agent in their sole reasonable discretion.

“Ares” means Ares Capital Corporation.

“Ares Competitor” has the meaning set forth in each Lender Fee Letter.

“Assigned Documents” has the meaning assigned to that term in Section 2.12.

“Assigned Value” means, with respect to each Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Loan Asset, the lesser of (i) par, (ii) the purchase price (excluding any original issue discount); provided that any Loan Asset acquired with an original issue discount of 3% or less of par shall be deemed to be acquired at par and (iii) the value assigned by the Administrative Agent in its sole discretion as of the Cut-Off Date of such Loan Asset; provided that:

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“Make-Whole Premium” means an amount, payable solely to the Lenders becoming party to this Agreement after the ~~Eighth~~Tenth Amendment Effective Date, equal to, to the extent the Make-Whole Premium is required to be paid pursuant to this Agreement, (i) on and after the ~~Eighth~~Tenth Amendment Effective Date but prior to the first anniversary of the ~~Eighth~~Tenth Amendment Effective Date, 0.75% of such Lender’s pro rata portion of the amount of the Maximum Facility Amount that is reduced, (ii) on and after the first anniversary of the ~~Eighth~~Tenth Amendment Effective Date but prior to the second anniversary of the ~~Eighth~~Tenth Amendment Effective Date, 0.50% of such Lender’s pro rata portion of the amount of the Maximum Facility Amount that is reduced and (iii) on and after the second anniversary of the ~~Eighth~~Tenth Amendment Effective Date, 0%.

“Management Agreement” means the Investment Advisory and Management Agreement, dated as of September 30, 2004 (amended as of June 1, 2006), by and between Ares Capital Corporation and Ares Capital Management LLC, as further amended, restated supplemented, modified, waived and/or replaced from time to time.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Bank, the Administrative Agent, the Lender or the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower and the Servicer, to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s, the Administrative Agent’s or the other Secured Parties’ Lien on the Collateral Portfolio.

“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset executed or effected on or after the Cut-Off Date for such Loan Asset which:

(a) reduces or forgives any or all of the principal amount due under such Loan Asset;

(b) delays or extends the maturity date or any principal payment date for such Loan Asset (i) by more than six (6) months (or, along with all prior such amendments, waivers, modifications or supplements effected within a twelve (12) month period prior thereto, to the extent on or after the Cut-Off Date, causes the maturity date or principal payment date of such Loan Asset to be delayed or extended more than six (6) months in the aggregate) or (ii) beyond the Stated Maturity Date (provided that this clause (b)(ii) shall not apply to any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset the

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2.18(b); provided that at any time after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which, in the case of the Borrower, the Borrower or any ERISA Affiliate thereof, or in the case of the Servicer, the Servicer or any ERISA Affiliate thereof, contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years.

“Net Senior Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Net Senior Leverage Ratio” or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness in the Required Loan Documents for each such Loan Asset, and in any case that “Net Senior Leverage Ratio” or such comparable definition is not defined in such Required Loan Documents, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness minus Unrestricted Cash, as of the applicable test date, to (b) EBITDA, for the applicable test period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the related Required Loan Documents.

“Net Total Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Net Total Leverage Ratio” or any comparable definition in the Required Loan Documents for each such Loan Asset, and in any case that “Net Total Leverage Ratio” or such comparable definition is not defined in such Required Loan Documents, the ratio of (a) Indebtedness minus Unrestricted Cash, as of the applicable test date, to (b) EBITDA, for the applicable test period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the related Required Loan Documents.

~~“Ninth Amendment Effective Date” means April 28, 2023.~~

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Excluded Taxes” means Taxes other than Excluded Taxes.

“Non-Usage Fee” has the meaning set forth in the each Lender Fee Letter.

“Noteless Loan Asset” means a Loan Asset with respect to which the Loan Agreements (a) do not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (b) require the Obligor to execute and deliver such promissory note to any holder of the Indebtedness created under such Loan Asset only if

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by Omnibus Amendment No. 3, dated as of June 30, 2015 and as may be further amended, restated, supplemented and/or otherwise modified from time to time.

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower or the Transferor have acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

“Recoveries” means, as of the time any Underlying Collateral with respect to any Loan Asset subject to a payment default, or other default, by the related Obligor is sold, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Register” has the meaning assigned to that term in Section 2.14.

“Reinvestment Period” means the date commencing on the Closing Date and ending on the earliest to occur of (a) ~~May~~March 28, ~~2024~~2027 (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(b)), (b) the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof) and (c) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next succeeding Business Day.

“Release Date” has the meaning assigned to that term in Section 2.07(e).
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Net Senior Leverage Ratio, Net Total Leverage Ratio or Interest Coverage Ratio, as applicable, for such Loan Asset in the Required Loan Documents or, if no such period is provided for therein, for obligors delivering monthly financing statements, each period of the last 12 consecutive reported calendar months, and for obligors delivering quarterly financing statements, each period of the last four consecutive reported fiscal quarters of the principal obligor on such Loan Asset; provided that with respect to any Loan Asset for which the relevant test period is not provided for in the Required Loan Documents, if an obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such obligor to the

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Transaction Documents appropriate to assure compliance with or exemption from the Volcker Rule.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (d) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Agented Note that is transferred to the Borrower, (a) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Note and (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Note that relate to such portion(s) of the indebtedness that is owned by another lender.

“Review Criteria” has the meaning assigned to that term in Section 12.02(b)(i).

“Revolving Loan Asset” means a Loan Asset that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

“Sanction(s)” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; or (d) the United Kingdom, including, without limitation including, without limitation, Cuba, the Crimea, the so-called Donetsk and so-called Luhansk regions of Ukraine, Iran, Sudan, Syria and North Korea .

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required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity Date” means ~~May~~March 28, ~~2026~~2029 (or, if such day is not a Business Day, the next succeeding Business Day) or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(a).

“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligation, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement, as contemplated by Section 2.07(a) or Section 2.07(e)(ii).

“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Tenth Amendment Effective Date” means March 28, 2024.

“Term Loan Asset” means a Loan Asset that is a term loan that has been fully funded, does not contain any unfunded commitment on the part of the Borrower arising from an extension of credit by the Borrower to an Obligor and cannot be re-drawn upon (to the extent previously repaid by the Obligor).

“Term SOFR” means:

(a) for any calculation with respect to a SOFR Advance, (I) the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Periodic Term SOFR

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Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, in each case plus (II) (A) until and including April 2, 2024, the SOFR Adjustment for such Interest Period or (B) after April 2, 2024, zero; provided, however, that for any Interest Period that is less than one month the rate shall interpolated linearly between (x) either (i) the rate for the next shorter period of time for which rates are available or (ii) if no such rate is available under clause (i), Daily Simple SOFR and (y) the rate for the next longer period of time for which rates are available (rounded to the nearest one hundred thousandth thereof); provided, further, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Transaction Documents” means this Agreement, any Variable Funding Note (if delivered hereunder), any Joinder Supplement, the Purchase and Sale Agreement, the Control Agreement, the U.S. Bank Fee Letter, each Lender Fee Letter, the Collateral Agent Fee Letter and each document, instrument or agreement related to any of the foregoing.

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In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns, but only if such successors and assigns are not prohibited by the Transaction Documents;

(c) reference to any gender includes each other gender;

(d) reference to day or days without further qualification means a calendar day or calendar days and reference to per annum or year without further qualification means calendar year;

(e) reference to any time means New York, New York time;

(f) ~~reference~~references to the words “~~include”~~hereof,” “~~includes” and "including” shall be deemed to be followed by the phrase “~~herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified;

(g) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(h) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; and

(i) reference to the “occurrence” of an Event of Default means after any grace period applicable to such Event of Default and shall not include any Event of Default that has been expressly waived in writing in accordance with the terms of this Agreement;

(j) The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and

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National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means

SECTION 1.05 Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II.

THE FACILITY

SECTION 2.01 Variable Funding Note and Advances.

(a) Variable Funding Note. Upon the written request of the Lender, the Borrower shall (on the terms and subject to the conditions hereinafter set forth) deliver to the Lender, at the address set forth in Section 11.02, a duly executed variable funding note (as amended, restated, supplemented and/or otherwise modified from time to time, the “Variable Funding Note”), in substantially the form of Exhibit H, in an aggregate face amount equal to the Maximum Facility Amount, and otherwise duly completed. If any Variable Funding Note is issued, interest shall accrue on such Variable Funding Note, and such Variable Funding Note shall be payable, as described herein.

(b) Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Reinvestment Period, the Borrower may request that the Lenders make Advances secured by the Collateral Portfolio, each in an aggregated amount not to exceed at any time the amount of each Lender’s Commitment, (x) to be paid to the

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(c) Notwithstanding anything to the contrary in Section 2.18(b), no Make- Whole Premium shall be payable by the Borrower in the event that either (x) the Obligations are refinanced by the proceeds of any other financing of the Transferor or any of its Affiliates by any of the Administrative Agent or any of their respective Affiliates or (y) the Administrative Agent or any of their respective Affiliates enters into another credit facility or other financing with the Transferor or any of its Affiliates substantially concurrently with the termination of this Agreement (provided that in either case of clause (x) or clause (y) above, the aggregate commitments of such financing shall equal or exceed the Advances Outstanding on such date, and the Administrative Agent or its respective Affiliates hold at least 51% of the aggregate commitments of such replacement or other financing).

(d) The Borrower hereby acknowledges and agrees that the Make-Whole Premium constitutes additional consideration for the Lender to enter into this Agreement.

SECTION 2.19 Extension of Stated Maturity Date and Reinvestment Period.

(a) The Borrower may, at any time after the first anniversary of the ~~Eighth~~Tenth Amendment Effective Date, make a request to the Administrative Agent to extend the date set forth in the definition of “Stated Maturity Date” for an additional period of one year. The Stated Maturity Date may be extended by one year by mutual agreement among the Administrative Agent, the Lenders, the Borrower and the Servicer, with a copy to the Collateral Custodian and the Bank (such extension, the “Initial Stated Maturity Extension”). Following such Initial Stated Maturity Extension, the Borrower may, at any time thereafter, make a request to the Administrative Agent to extend the date set forth in the definition of “Stated Maturity Date” (as revised by the Initial Stated Maturity Extension) for an additional period of one year (such extension, the “Second Stated Maturity Extension”). The Stated Maturity Date (as revised by the Initial Stated Maturity Extension) may be extended by one year upon the mutual agreement among the Administrative Agent, the Lenders, the Borrower and the Servicer (with a copy to the Collateral Custodian and the Bank). The effectiveness of either the Initial Stated Maturity Extension or the Second Stated Maturity Extension shall be conditioned upon the payment of a Stated Maturity Extension Fee (as defined in each Lender Fee Letter) to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. The Borrower confirms that any Lender or the Administrative Agent, each in its sole and absolute discretion, without regard to the value or performance of the Loan Assets or any other factor, may elect not to extend the Stated Maturity Date.

(b) The Borrower may make a request to the Administrative Agent to extend the date set forth in clause (a) of the definition of “Reinvestment Period” for an additional period of one year. Such date may be extended by one year by mutual agreement among the Administrative Agent, the Lenders, the Borrower and the Servicer (such extension, the “Initial Reinvestment Period Extension”). Following such Initial Reinvestment Period Extension, the Borrower may, at any time thereafter, make a request to the Administrative Agent to extend the date set forth in clause (a) of the definition of “Reinvestment Period” (as revised by the Initial Reinvestment Period Extension) for an additional period of one year. Such date may be extended by one year upon the mutual agreement among the Administrative Agent, the Lenders, the Borrower and the Servicer (such extension, the “Second Reinvestment Period Extension”). The effectiveness of either the Initial Reinvestment Period Extension or the Second Reinvestment

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Administrative Agent), no later than 1:00 p.m. one Business Day prior to the related Advance Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan Asset, a fully executed assignment agreement); provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian within five Business Days of any related Advance Date as to any Loan Assets;

(iii) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects, and, in the case of any Advance made for the purpose of purchasing Eligible Loan Assets, there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(iv) on and as of such Advance Date, after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance (except with respect to an Advance made as contemplated by Section 2.02(f)), there shall exist no Borrowing Base Deficiency; provided that in the case of an Advance made as contemplated by Section 2.02(f), nothing set forth in this Section 3.02(a)(iv) shall relieve the Borrower of its obligations elsewhere hereunder to cure any Borrowing Base Deficiency that exists prior to such Advance or results therefrom;

(v) except with respect to an Advance made as contemplated by Section 2.02(f), no Event of Default has occurred, or would result from such Advance, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Advance; provided that, in the case of an Advance made as contemplated by Section 2.02(f), nothing set forth in this Section 3.02(a)(v) shall relieve the Borrower of its obligations elsewhere hereunder to cure any Borrowing Base Deficiency that exists prior to such Advance or results therefrom;

(vi) no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Termination Event or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Termination Event;

(vii) since the ~~Seventh~~Tenth Amendment Effective Date, no material adverse change has occurred in the ability of the Servicer, Transferor or the Borrower to perform its obligations under any Transaction Document;

(viii) no Liens exist in respect of Taxes which are prior to the Lien of the Collateral Agent on the Eligible Loan Assets to be transferred to the Borrower on such Advance Date pursuant to the terms of the Purchase and Sale Agreement; and

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Default exists, or would result from such transfer (other than, with respect to any transfer of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Sections 2.06 or 2.07, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and

(g) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects, and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the transfer of each Eligible Loan Asset to the Borrower pursuant to the terms of the Purchase and Sale Agreement to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the ~~Seventh~~Tenth Amendment Effective Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Payment Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a) Organization, Good Standing and Due Qualification. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (subject to Section 5.02(q)) and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio requires such qualification. Without limiting the generality of the foregoing and for the avoidance of doubt, all consents or approvals required under the JPM Credit Documents in connection with the execution, delivery or performance by the Borrower of this Agreement and the other Transaction Documents, including, without limitation, for the transfer of the Collateral Portfolio to the Borrower and the pledge of a first priority perfected security interest in such Collateral Portfolio by the Borrower to the Collateral Agent have been obtained.

(b) Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the necessary power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c) Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of

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Laws with regard to any of the Underlying Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.

(ii) Anti-Corruption Laws; Sanctions.

(i) Neither the Borrower nor any director or officer, employee, or to the knowledge of the Borrower, any agent, Affiliate or representative of the Borrower is, or is directly owned or controlled (or, to the knowledge of the Borrower, indirectly owned or controlled) by any individual or entity that is, (i) currently the subject or target of any Sanctions, (ii) a country, territory, organization, Person or entity named on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant Sanctions authority; (iii) a Person that resides, is organized in, or has a place of business in a country or territory named on such lists, that is a Designated Jurisdiction, which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iv) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (v) a Person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(ii) The Borrower has conducted its business in material compliance with (x) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation in other jurisdictions and (y) all laws of any applicable jurisdiction where the Borrower is located or doing business concerning or relating to anti-money laundering and anti-terrorism financing, including the USA PATRIOT Act, the Money Laundering Control Act of 1986 and other legislation, which legislative framework is commonly referred to as the “Bank Secrecy Act.”

(iii) As of the ~~Seventh~~Tenth Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(jj) Confirmation from Transferor. The Borrower has received in writing from the Transferor confirmation that the Transferor will not cause the Borrower to file a voluntary bankruptcy petition under the Bankruptcy Code.

(kk) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein, or in any certificate or other document furnished by the Borrower in writing pursuant hereto or in connection herewith, is as of its date true and correct in all material respects.

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Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.

SECTION 8.04 After-Tax Basis. Indemnification under Section 8.01 and 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE IX.

THE ADMINISTRATIVE AGENT

SECTION 9.01 The Administrative Agent
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(a) Appointment. The Lender and each Secured Party hereby appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of the Lender and each Secured Party. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with the Borrower or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to file UCC financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any UCC financing statement with respect to the Collateral Portfolio as a UCC financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral Portfolio. This appointment is coupled with an interest and is irrevocable.

(c) Performance by Administrative Agent. If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(t), Section 5.02(q) or Section 5.03(e), the Administrative Agent may (but shall not be required to) itself

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Funding Note (or any portion thereof) to any Person other than the Borrower or an Affiliate thereof; provided that, (x) so long as no Event of Default has occurred, unless the Borrower shall otherwise consent in its sole discretion, the Lender may only assign, syndicate, grant a security interest ~~or sell a participation,~~ its rights and obligations hereunder to an Affiliate who is not an Ares Competitor ~~and~~, (y) after an Event of Default has occurred, the Lender may assign its rights and obligations hereunder to any Person or Persons who are not an Ares Competitor and (z) the Administrative Agent shall consent (such consent not to be unreasonably withheld) to any assignment. Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed assignment and acceptance substantially in the form of Exhibit M hereto (an “Assignment and Acceptance”) and a fully-executed Joinder Supplement. The parties to any such assignment, grant or sale of a participation interest shall execute and record in its books and records such agreement or document as may be satisfactory to such parties. None of the Borrower, the Transferor or the Servicer may assign, or permit any Lien (other than Permitted Liens) to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent (with respect to assignments, solely as to the Borrower) of the Lender (or with respect to the permissibility of any Lien, the Required Lenders) and the Administrative Agent.

(b) Whenever the term “Lender” is used herein, it shall mean SMBC, each other Lender party hereto and/or each of their respective assignees, as the context may require; provided that prior to the last day of the Reinvestment Period, each such party shall have a pro rata share of the rights and obligations of the Lender hereunder in such percentage amount as shall be obtained by dividing such party’s commitment to fund Advances hereunder by the total commitment of all parties to fund Advances hereunder; provided further that on and after the last day of the Reinvestment Period, each such party shall have a pro rata share of the aggregate Advances Outstanding as shall be obtained by dividing the amount of Advances Outstanding funded by such party by the total amount of Advances Outstanding (in each case, the “Commitment Percentage”). Unless otherwise specified herein, any right at any time of the Lender to enforce any remedy, or instruct the Administrative Agent to take (or refrain from taking) any action hereunder, shall be exercised by the Administrative Agent only upon direction by the Required Lenders at such time.

(c) Notwithstanding any other provision of this Section 11.04, the Lender may at any time pledge or grant a security interest in all or any portion of its rights (including without limitation rights to payment of principal and interest) under this Agreement to secure obligations of the Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release the Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for the Lender as a party hereto.

(d) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.11 (subject to the requirements and limitations therein,

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(c) The Borrower agrees to treat for all purposes (other than accounting purposes and subject to the Tax characterization of the Borrower and the Advances described in Section 5.01(aa) and Section 5.02(j) hereof) the transactions effected by the Purchase and Sale Agreement as sales of assets to the Borrower. The Borrower and the Servicer each hereby agree to cause the Transferor to reflect in the Transferor’s financial records and to include a note in the publicly filed annual and quarterly financial statements of Ares indicating that: (i) assets related to transactions (including transactions pursuant to the Transaction Documents) that do not meet SFAS 140 requirements for accounting sale treatment are reflected in the consolidated balance sheet of Ares, as finance receivables pledged and non-recourse, secured borrowings and (ii) those assets are owned by a special purpose entity that is consolidated in the financial statements of Ares, and the creditors of that special purpose entity have received ownership and/or security interests in such assets and such assets are not intended to be available to the creditors of sellers (or any affiliate of the sellers) of such assets to that special purpose entity.

SECTION 11.14 Confidentiality.

(a) Each of the Administrative Agent, the Lender, the Servicer, the Collateral Agent, the Borrower, the Transferor and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the Borrower and the Servicer hereto and their respective businesses, and all information in connection with or related to the Loan Agreements (including but not limited to any information provided pursuant to Section 6.08), obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, third party administrators, representatives for loan administration and portfolio management, attorneys or other agents (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lender, the Servicer, the Collateral Agent, the Borrower, the Bank, the Transferor and the Collateral Custodian that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law, including without limitation pursuant to any regulatory audits and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. Notwithstanding the foregoing provisions of this Section 11.13(a), the Servicer may, subject to Applicable Law and the terms of any Loan Agreements, make available copies of the documents in the Servicing Files and such other documents it holds in its capacity as Servicer pursuant to the terms of this Agreement, to any of its creditors. It is understood that the financial terms that may not be disclosed except in compliance with this Section 11.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Servicer Termination Events, and priority of payment provisions.

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